                                                                     EXHIBIT 4.6
                                                                  Execution Copy


                              DATED 9 NOVEMBER 2004
                              ---------------------


                                  (1) DONG DEFU
                                (2) HUO BAOZHUANG
                                 (3) HE CHANGKE
                                (4) LIU CANGSONG
                                (5) TAN WENSHENG
                                   (6) WU KEBO
                               (7) SO CHONG KEUNG
                                  (8) NGAN IEK
                       (9) CAPITAL GROUP RESOURCES LIMITED
                               (10) CHOW SIU HONG
                             (11) MODERN RAY LIMITED
                  (12) FINANCIERE NATEXIS SINGAPORE 2 PTE LTD.
                                 (13) JACQUI TAN
                                 (14) SHEN DEMIN

                                       AND

                   (15) CHINA TECHFAITH WIRELESS COMMUNICATION
                               TECHNOLOGY LIMITED

                    -----------------------------------------

                           SALE AND PURCHASE AGREEMENT
                IN RELATION TO THE ENTIRE ISSUED SHARE CAPITAL OF
               TECHFAITH WIRELESS COMMUNICATION TECHNOLOGY LIMITED

                    -----------------------------------------






                                    FONG & NG
                              In association with:
                            King & Wood, PRC Lawyers
                                    Goodmans
                             Suite 1101, 11th Floor,
                             9 Queen's Road Central,
                                    Hong Kong

                                 Tel.: 2848 4848
                                 Fax.: 2845 2995

                                 (212772/ST/JC)

                                      INDEX


1.       INTERPRETATION....................................................... 2

2.       SALE AND PURCHASE OF THE SALE SHARES................................. 4

3.       CONSIDERATION........................................................ 6

4.       REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF THE VENDORS
         AND THE WARRANTORS.....................6

5.       COMPLETION........................................................... 7

6.       POST COMPLETION EFFECT............................................... 8

7.       FURTHER ASSURANCE AND ASSISTANCE..................................... 8

8.       DOCUMENTS CONSTITUTING AGREEMENT..................................... 8

9.       CONFIDENTIALITY...................................................... 9

10.      NOTICES AND OTHER COMMUNICATIONS .................................... 9

11.      COSTS AND EXPENSES .................................................. 9

12.      COUNTERPARTS ........................................................ 9

13.      GOVERNING LAW AND JURISDICTION....................................... 9

SCHEDULE 1 - SUBSIDIARIES.................................................... 10

SCHEDULE 2 - PARTICULARS OF THE BVI COMPANY.................................. 11

SCHEDULE 3 - THE WARRANTIES.................................................. 13

SCHEDULE 4 - FORM OF SHAREHOLDERS' RESOLUTIONS............................... 14

SCHEDULE 5 - FORM OF BOARD RESOLUTIONS....................................... 15

THIS AGREEMENT IS MADE THIS 9th DAY OF November 2004

AMONG

(1) DONG DEFU of 309-03-04A, Da Xi Yang Xin Cheng, Wang Jing, Chaoyang District, Beijing, The PRC ("MR. DONG");

(2) HUO BAOZHUANG of Room 13-602, Building 39, No. 29 Jianguo Road, Chaoyang District, Beijing, The PRC ("MR. HUO");

(3) HE CHANGKE of No. 1161, Xiao Nan Zhuang 38, Haidian District, Beijing, The PRC ("MR. HE");

(4) LIU CANGSONG of 5/F M7 East, No. 1 Jiu Xian Qiao Dong Road, Chao Yang Disctrict, Beijing, The PRC ("MR. LIU");

(5) TAN WENSHENG of 5/F M7 East, No. 1 Jiu Xian Qiao Dong Road, Chaoyang District, Beijing,The PRC ("MR. TAN");

(6) WU KEBO of Room 1909, 19/F., Hutchison House, 10 Harcourt Road, Central, Hong Kong ("MR. WU"No. 51);

(7) SO CHONG KEUNG of Room 4903, 49/F, Office Tower, Hong Kong Convention and Exhibition Plaza, 1 Harbour Road, Wanchai, Hong Kong ("MR. SO");

(8) NGAN IEK of Rua de Foshan, No. 51, Edif. San kin yip Centro Commercial, 17 andar, Macau ("MR. NGAN");

(9) CAPITAL GROUP RESOURCES LIMITED, a company incorporated in the British Virgin Islands whose principal place of business is situated at 39th Floor, Two International Finance Centre, 8 Finance Street, Hong Kong ("CGRL");

(10) CHOW SIU HONG of Room 1909, 19/F., Hutchison House, 10 Harcourt Road, Central, Hong Kong ("MR. CHOW");

(11) MODERN RAY LIMITED, a company incorporated in the British Virgin Islands whose registered office is situated at Sea Meadow House, Blackburne Highway, P.O. Box 116, Road Town, Tortola, British Virgin Islands ("MRL");

(12) FINANCIERE NATEXIS SINGAPORE 2 PTE LTD., a company incorporated in Singapore whose registered office is situated at 1 Temasek Avenue, #27-01 Millenia Tower, Singpaore 039192 ("FNS 2");

         (Mr. Dong, Mr. Huo, Mr. He, Mr. Liu, Mr. Tan, Mr. Wu, Mr. So, Mr. Ngan, CGRL, Mr. Chow, MRL and FNS 2 together known as the "VENDORS" or individually the "VENDOR")

(13) JACQUI TAN of 39th Floor, Two International Finance Centre, 8 Finance Street, Hong Kong ("MS. JACQUI TAN");

(14) SHEN DEMIN of 1806, Level 18, Tower E3, The Towers, Oriental Plaza, No.1, East Chang An Avenue, Dong Cheng District, Beijing 100738, The PRC ("MR. SHEN");

         (Ms. Jacqui Tan and Mr. Shen together known as the "WARRANTORS" or individually the "WARRANTOR") and

(15) CHINA TECHFAITH WIRELESS COMMUNICATION TECHNOLOGY LIMITED, a company incorporated in the Cayman Islands whose registered office is situated at Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681GT, George Town, Grand Cayman, British West Indies (the "PURCHASER").


PRELIMINARY

(A) The Vendors together are the registered and beneficial owners of the entire issued share capital of the BVI Company. Ms. Jacqui Tan is the registered and beneficial owner of the entire issued share capital of CGRL. Mr. Shen is the registered and beneficial owner of the entire issued share capital of MRL.

(B) The Vendors and the Purchaser have agreed to a sale and purchase of the Sale Shares on the following terms and conditions.


IT IS AGREED AS FOLLOWS :-

1.       INTERPRETATION

1.1 In this Agreement, unless the context otherwise requires, the following expressions shall have the respective meanings set opposite thereto:-

         "BVI COMPANY" means Techfaith Wireless Communication Technology Limited, brief particulars of which are set out in Part A of Schedule 2;

         "COMPLETION" means the completion of the sale and purchase of the Sale Shares in accordance with the provisions of this Agreement;

         "COMPLETION DATE" means the date on which Completion takes place;

         "CONSIDERATION" means the consideration for the acquisition of the Sale Shares as decribed in Clause 3;

         "CONSIDERATION SHARES" means an aggregate of 9,999 fully paid up shares of US$1.00 each in the capital of the Purchaser of which 4,114 shares, 1,670 shares, 335 shares, 1,665 shares, 815 shares, 300 shares, 170 shares, 226 shares, 254 shares, 200 shares, 100 shares and 150 shares are to be issued and allotted to Mr. Dong, Mr. Huo, Mr. He, Mr. Liu, Mr. Tan, Mr. Wu, Mr. So, Mr. Ngan, CGRL, Mr. Chow, MRL and FNS 2 respectively;

         "GROUP" means the BVI Company and the Subsidiaries and "GROUP COMPANY" and "MEMBER OF THE GROUP" shall be construed accordingly;

         "HONG KONG" means the Hong Kong Special Administrative Region of the
         PRC;

         "PRC" means the People's Republic of China;

         "SALE SHARES" means 10,000 shares of US$1.00 each in the capital of the BVI Company representing the entire issued share capital of the BVI Company, of which 4,115 shares are held by Mr. Dong, 1,670 shares are held by Mr. Huo, 335 shares are held by Mr. He, 1,665 shares are held by Mr. Liu , 815 shares are held by Mr. Tan, 300 shares are held by Mr. Wu, 170 shares are held by Mr. So, 226 shares are held by Mr. Ngan, 254 shares are held by CGRL, 200 shares are held by Mr. Chow, 100 shares are held by MRL and 150 shares are held by FNS 2;

         "SECURITIES AND EXCHANGE COMMISSION" means the United States Securities and Exchange Commision;

         "SUBSIDIARIES" means the companies whose name and registered office addresses are set out in Schedule 1;

         "US$" means the United States dollars; and

         "WARRANTIES" means the warranties representations and undertakings set out in Schedule 3 and referred to in Clause 4.1.

1.2 Any reference to a Clause, sub-clause or Schedule (other than to a Schedule to a statutory provision) is a reference to a Clause or a sub-clause or Schedule to this Agreement and the Schedules form part of and are deemed to be incorporated into this Agreement.

1.3 Words denoting the singular number or the masculine shall include the plural or the feminine or neuter and vice versa.

1.4 Any reference to "SUBSIDIARIES" has the meaning ascribed to it in the Companies Ordinance (Cap 32) of the Laws of Hong Kong. Any reference to an ordinance, statute, legislation or enactment shall be construed as a reference to such ordinance, statute, legislation or enactment as may be amended or re-enacted from time to time and for the time being in force.

1.5 The headings to the Clauses of this Agreement are for ease of reference only and shall be ignored in interpreting this Agreement.

2.       SALE AND PURCHASE OF THE SALE SHARES

2.1 Mr. Dong shall, as beneficial owner sell to the Purchaser and the Purchaser, relying on the representations, warranties, undertakings and indemnities made or given by the Vendors and the Warrantors and subject to the terms and conditions contained in this Agreement, shall purchase from Mr. Dong 4,115 Sale Shares free from all claims, charges, liens, encumbrances, equities and third party rights and together with all rights attached thereto and all dividends and distributions declared, paid or made in respect thereof after the Completion Date.

2.2 Mr. Huo shall, as beneficial owner sell to the Purchaser and the Purchaser, relying on the representations, warranties, undertakings and indemnities made or given by the Vendors and the Warrantors and subject to the terms and conditions contained in this Agreement, shall purchase from Mr. Huo 1,670 Sale Shares free from all claims, charges, liens, encumbrances, equities and third party rights and together with all rights attached thereto and all dividends and distributions declared, paid or made in respect thereof after the Completion Date.

2.3 Mr. He shall, as beneficial owner sell to the Purchaser and the Purchaser, relying on the representations, warranties, undertakings and indemnities made or given by the Vendors and the Warrantors and subject to the terms and conditions contained in this Agreement, shall purchase from Mr. He 335 Sale Shares free from all claims, charges, liens, encumbrances, equities and third party rights and together with all rights attached thereto and all dividends and distributions declared, paid or made in respect thereof after the Completion Date.

2.4 Mr. Liu shall, as beneficial owner sell to the Purchaser and the Purchaser, relying on the representations, warranties, undertakings and indemnities made or given by the Vendors and the Warrantors and subject to the terms and conditions contained in this Agreement, shall purchase from Mr. Liu 1,665 Sale Shares free from all claims, charges, liens, encumbrances, equities and third party rights and together with all rights attached thereto and all dividends and distributions declared, paid or made in respect thereof after the Completion Date.

2.5 Mr. Tan shall, as beneficial owner sell to the Purchaser and the Purchaser, relying on the representations, warranties, undertakings and indemnities made or given by the Vendors and the Warrantors and subject to the terms and conditions contained in this Agreement, shall purchase from Mr. Tan 815 Sale Shares free from all claims, charges, liens, encumbrances, equities and third party rights and together with all rights attached thereto and all dividends and distributions declared, paid or made in respect thereof after the Completion Date.

2.6 Mr. Wu shall, as beneficial owner sell to the Purchaser and the Purchaser, relying on the representations, warranties, undertakings and indemnities made or given by the Vendors and the Warrantors and subject to the terms and conditions contained in this Agreement, shall purchase from Mr. Wu 300 Sale Shares free from all claims, charges, liens, encumbrances, equities and third party rights and together with all rights attached thereto and all dividends and distributions declared, paid or made in respect thereof after the Completion Date.

2.7 Mr. So shall, as beneficial owner sell to the Purchaser and the Purchaser, relying on the representations, warranties, undertakings and indemnities made or given by the Vendors and the Warrantors and subject to the terms and conditions contained in this Agreement, shall purchase from Mr. So 170 Sale Shares free from all claims, charges, liens, encumbrances, equities and third party rights and together with all rights attached thereto and all dividends and distributions declared, paid or made in respect thereof after the Completion Date.

2.8 Mr. Ngan shall, as beneficial owner sell to the Purchaser and the Purchaser, relying on the representations, warranties, undertakings and indemnities made or given by the Vendors and the Warrantors and subject to the terms and conditions contained in this Agreement, shall purchase from Mr. Ngan 226 Sale Shares free from all claims, charges, liens, encumbrances, equities and third party rights and together with all rights attached thereto and all dividends and distributions declared, paid or made in respect thereof after the Completion Date.

2.9 CGRL shall, as beneficial owner sell to the Purchaser and the Purchaser, relying on the representations, warranties, undertakings and indemnities made or given by the Vendors and the Warrantors and subject to the terms and conditions contained in this Agreement, shall purchase from CGRL 254 Sale Shares free from all claims, charges, liens, encumbrances, equities and third party rights and together with all rights attached thereto and all dividends and distributions declared, paid or made in respect thereof after the Completion Date.

2.10 Mr. Chow shall, as beneficial owner sell to the Purchaser and the Purchaser, relying on the representations, warranties, undertakings and indemnities made or given by the Vendors and the Warrantors and subject to the terms and conditions contained in this Agreement, shall purchase from Mr. Chow 200 Sale Shares free from all claims, charges, liens, encumbrances, equities and third party rights and together with all rights attached thereto and all dividends and distributions declared, paid or made in respect thereof after the Completion Date.

2.11 MRL shall, as beneficial owner sell to the Purchaser and the Purchaser, relying on the representations, warranties, undertakings and indemnities made or given by the Vendors and the Warrantors and subject to the terms and conditions contained in this Agreement, shall purchase from MRL 100 Sale Shares free from all claims, charges, liens, encumbrances, equities and third party rights and together with all rights attached thereto and all dividends and distributions declared, paid or made in respect thereof after the Completion Date.

2.12 FNS 2 shall, as beneficial owner sell to the Purchaser and the Purchaser, relying on the representations, warranties, undertakings and indemnities made or given by the Vendors and the Warrantors and subject to the terms and conditions contained in this Agreement, shall purchase from FNS 2 150 Sale Shares free from all claims, charges, liens, encumbrances, equities and third party rights and together with all rights attached thereto and all dividends and distributions declared, paid or made in respect thereof after the Completion Date.

3.       CONSIDERATION

3.1 The total consideration for the sale by the Vendors of the Sale Shares shall be (i) the allotment and issue by the Purchaser on the terms of Clause 3.2 to each of the Vendors (or their respective nominees) of such number of Consideration Shares as are set out by the name of the respective Vendor in Column 2 of Part B of Schedule 2; and (ii) the Company applying its reserves to pay up in full the one existing share of US$1.00 each in the capital of the Purchaser which as at the date hereof has been issued to Mr. Dong nil paid.

3.2 The Consideration Shares shall be allotted and issued as fully paid and shall rank pari passu in all respects with the existing ordinary shares issued in the capital of the Purchaser.

4.       REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF THE VENDORS AND THE
         WARRANTORS

4.1 Each of the Vendors and the Warrantors hereby severally represents, warrants and undertakes to the Purchaser (for itself and as trustee for each Group Company) that each of the matters set out in Schedule 3 (each of the Warranties being hereinafter referred to as a "WARRANTY" and together as the "WARRANTIES") (insofar as it relates to the respective Vendor or the Warrantor or a company controlled by the Warrantor) is true and correct in all respects as at the date of this Agreement and at Completion and acknowledges that the Purchaser is entering into this Agreement in reliance upon the Warranties and that the Purchaser shall be entitled to treat the Warranties as conditions of this Agreement.

4.2 Each of the Warranties set out in each sub-paragraph of Schedule 3 hereto shall be separate and independent and save as expressly provided shall not be limited by reference to any other sub-paragraph or anything in this Agreement or the Schedules hereto.

4.3 The Purchaser's rights in respect of each of the Warranties shall survive Completion and continue in full force and effect notwithstanding Completion.

4.4 Each of the Vendors and the Warrantors undertakes (insofar as the Warranty relates to the respective Vendor or the Warrantor or a company controlled by the Warrantor) to indemnify the Purchaser against all costs (including legal costs on an indemnity basis), expenses or other liabilities which the Purchaser may properly incur either before or after the commencement of any action in connection with:-

         4.4.1 the settlement of any claim that any of the Warranties is untrue or misleading or has been breached;

         4.4.2 any legal proceedings in which the Purchaser claims that any of the Warranties is untrue or misleading or has been breached and in which judgment is given for the Purchaser; or

         4.4.3    the enforcement of any such settlement or judgment.

5.       COMPLETION

5.1 Completion shall take place at the offices of Fong & Ng at Suite 1101, 11th Floor, Nine Queen's Road Central, Hong Kong or such other place as the parties may agree forthwith upon the execution of this Agreement, when all the following business will be simultaneously transacted:-

         5.1.1 each of the Vendors shall deliver to the Purchaser or as it may direct the following:-

                  (a) instruments of transfer in favour of the Purchaser in respect of the Sale Shares duly executed by the registered holders thereof;

                  (b) original share certificates in respect of the Sale Shares (if any);

                  (c) such other documents as may be required to give a good and effective transfer of title of the Sale Shares to the Purchaser and/or its nominee(s) and to enable it/them to become the registered holders thereof; and

                  (d) the statutory books (which shall be written up to and including the Completion Date), the certificate of incorporation, business registration certificate and common seal of each of the BVI Company and the Subsidiaries and such other statutory records of the BVI Company and the Subsidiaries as are in his possession or control.

         5.1.2 each of the Vendors and the Warrantors shall cause a meeting of the board of directors of the BVI Company to be held at which resolutions shall be passed to approve the transfer of the Sale Shares referred to; and

         5.1.3    the Purchaser shall:-

                  (a) procure the passing of the shareholder's resolution in the form set out in Schedule 4 and the board resolutions in Schedule 5 to authorise the allotment and issue of the Consideration Shares to the Vendors (or as the Vendors may otherwise direct) and the payment of the capital of the nil-paid shares on the terms of Clause 3.1;

                  (b) deliver to the Vendors original share certificates for the Consideration Shares issued by the Purchaser (if requested by the Vendors); and

                  (c) arrange to present the instruments of transfer together with the share certificates received from the Vendors in respect of the Sale Shares to the BVI Company for registration of such transfer.

5.2 The transactions described in Clause 5.1 shall take place at the same time, so that in default of the performance of any such transactions by either party, the other party shall not be obliged to complete this Agreement or perform any obligations hereunder (without prejudice to any further legal remedies).

6.       POST COMPLETION EFFECT

         This Agreement shall remain in full force and effect after and notwithstanding Completion in respect of all obligations, agreements, covenants, undertakings, conditions, representations, warranties or indemnities which have not been done, observed or performed at or prior to Completion and that the parties may take action for any breach or non-fulfilment of any of such obligations, agreement, covenants, undertakings, conditions, representations, warranties or indemnities either before or after Completion (whether or not such breach or non-fulfilment may have been known to or discoverable by the Purchaser prior to Completion) it being agreed that Completion shall not be deemed to constitute a waiver of or operate as an estoppel against any right to take any such action.

7.       FURTHER ASSURANCE AND ASSISTANCE

         The Vendors shall, and the Warrantors shall procure that the Vendors shall, do, execute and perform and shall procure to be done, executed and performed all such further acts, deeds, documents and things as the Purchaser may require from time to time effectively to vest the beneficial ownership of the Sale Shares in the Purchaser or as it directs free from all liens, charges, options, encumbrances or adverse rights or interest of any kind and otherwise to give to the Purchaser the full benefit of this Agreement.

8.       DOCUMENTS CONSTITUTING AGREEMENT

         This Agreement and all agreements entered or to be entered into pursuant to the terms of this Agreement together constitute the entire agreement and understanding between the parties in connection with the subject-matter of this Agreement and supersedes all previous proposals, representations, warranties, agreements or undertakings relating thereto whether oral, written or otherwise and neither party has relied on any such proposals, representations, warranties, agreements or undertakings.

9.       CONFIDENTIALITY

         Other than such disclosure as may be required by the Securities and Exchange Commission or applicable securities law or regulations of the United States of America, none of the parties hereto shall make any announcement or release or disclose any information concerning this Agreement or the transactions herein referred to or disclose the identity of any of the other parties (save disclosure to their respective professional advisers who are under a duty of confidentiality) without the prior written consent of the other parties.

10.      NOTICES AND OTHER COMMUNICATIONS

         Any notice or other communications to be given under this Agreement shall be in writing and may be delivered by hand or given by facsimile, telex, telegram or cable to the respective addresses of the parties set out in this Agreement. Any such notice or communication shall be sent to the party to whom it is addressed and must contain sufficient reference and/or particulars to render it readily identifiable with the subject matter of this Agreement. If so delivered by hand or given by facsimile, telex, telegram or cable such notice or communication shall be deemed received on the date of despatch and if so sent by post (or, if sent to an address outside of Hong Kong, so sent by first class air-mail) shall be deemed received 2 business days after the date of despatch.

11.      COSTS AND EXPENSES

         The parties hereto bear their respective legal and professional fees, costs and expenses incurred in the negotiation, preparation and execution of this Agreement and all documents contemplated hereby.

12.      COUNTERPARTS

         This Agreement may be executed in counterparts and all counterparts together shall constitute one document.

13.      GOVERNING LAW AND JURISDICTION

         This Agreement shall be governed by and construed and take effect in all respects in accordance with the laws of Hong Kong and the parties hereto agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong.

                                   SCHEDULE 1


                                  SUBSIDIARIES

                  Name                                                     Address
                  ----                                                     -------

Great Earnest Technology Limited                    P.O. Box 957, Offshore Incorporations Centre,
                                                    Road Town, Tortola, British Virgin Islands.

Leo Technology Limited                              P.O. Box 957, Offshore Incorporations Centre,
                                                    Road Town, Tortola, British Virgin Islands.

Finest Technology Limited                           P.O. Box 957, Offshore Incorporations Centre,
                                                    Road Town, Tortola, British Virgin Islands.

Beijing Centel Technology R&D Co., Ltd.             No. 1 Jiu Xian Qiao East Road, Chao Yang District,
                                                    Beijing 100016, the PRC.

STEP Technologies (Beijing) Co., Ltd.               Rm. 4, West Building M-8, No.1 Jiu Xian Qiao East
                                                    Road, Chao Yang District, Beijing 100016, the PRC.

Leadtech Communication Technology                   6F/8#, Riverfront, Harbor, No.3000 Longdong Avenue,
(Shanghai) Limited                                  Pudong, Shanghai, the PRC.

First Achieve Technology Limited                    Room 1909, 19/F., Hutchison House, 10 Harcourt Road,
                                                    Central, Hong Kong.

Beijing Techfaith Technology R&D Co., Ltd.          No. 1 Jiu Xian Qiao East Road, Chao Yang District,
                                                    Beijing 100016, the PRC.

                                   SCHEDULE 2
                                     PART A

                         PARTICULARS OF THE BVI COMPANY

Name                            :  Techfaith Wireless Communication Technology
                                   Limited (formerly known as "Techfaith
                                   Holdings Limited")

Company number                  :  551631

Place of incorporation          :  British Virgin Islands

Date of incorporation           :  8th July 2003

Registered office               :  P.O. Box 957, Offshore Incorporations Centre,
                                   Road Town, Tortola, British Virgin Islands

Authorised share capital        :  US$50,000 divided into 50,000 shares of
                                   US$1.00 each

Issued share capital            :  US$10,000 divided into 10,000 shares of
                                   US$1.00

Registered and beneficial       :     No. of
Owners of the Sale Shares          Sale Shares       Registered Owner    Beneficial Owner
                                   -----------       ----------------    ----------------

                                   4,115             Mr. Dong            Mr. Dong
                                   1,670             Mr. Huo             Mr. Huo
                                   335               Mr. He              Mr. He
                                   1,665             Mr. Liu             Mr. Liu
                                   815               Mr. Tan             Mr. Tan
                                   300               Mr. Wu              Mr. Wu
                                   170               Mr. So              Mr. So
                                   226               Mr. Ngan            Mr. Ngan
                                   254               CGRL                CGRL
                                   200               Mr. Chow            Mr. Chow
                                   100               MRL                 MRL
                                   150               FNS 2               FNS 2

Directors                       :  Mr. Dong, Mr. Huo, Mr. He and Mr. Liu Jun

Principal activity              :  Investment holding

                                     PART B





Name
                                No. of Consideration Shares to be issued and
                                          alloted by the Purchaser

1. Mr. Dong                                           4,114
2. Mr. Huo                                            1,670
3. Mr. He                                              335
4. Mr. Liu                                            1,665
5. Mr. Tan                                             815
6. Mr. Wu                                              300
7. Mr. So                                              170
8. Mr. Ngan                                            226
9. CGRL                                                254
10. Mr. Chow                                           200
11. MRL                                                100
12. FNS 2                                              150

                                   SCHEDULE 3

                                 THE WARRANTIES


1. Each of the Vendors and the Warrantors is solvent, has full power and authority, and has obtained all necessary consents and approvals, to enter into this Agreement and to exercise its rights and perform its obligations hereunder and all corporate and other actions required to authorise its execution of this Agreement and its performance of its obligations hereunder have been duly taken.

2. This Agreement is a legal, valid and binding agreement on the each of the Vendors and the Warrantors, enforceable in accordance with its terms.

3. The execution, delivery and performance of this Agreement by the Vendors and the Warrantors does not and shall not violate in any respect any provision of:

         (a) any law or regulation or any order or decree of any governmental authority, agency or court of Hong Kong;

         (b) the laws and documents incorporating and constituting each of the Vendors or the Warrantors; or

         (c) any agreement or other undertaking to which any of the Vendors or the Warrantors is a party or which is binding upon it or any of its assets, and does not and shall not result in the creation or imposition of any encumbrance on any of its assets pursuant to the provisions of any such agreement or other undertaking.

4. Each Vendor is the beneficial owner of the respective Sale Shares and there is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting any of such Sale Shares and there is no agreement or commitment to give or create any of the foregoing. The BVI Company has not exercised any lien against any of such Sale Shares.

5. There are no statutory or contractual restrictions on the Vendor's ability to transfer its Sale Shares pursuant ot this Agreement.

6. The Sale Shares were allotted and issued fully paid, or credited as fully paid, in accordance with and subject to the constitutional documents of the BVI Company and in compliance with all relevant laws of the place of incorporation of the Company and rank pari passu in all respects inter se and with all other shares in the issued share capital of the Company.

                                   SCHEDULE 4

                        FORM OF SHAREHOLDER'S RESOLUTIONS

                     CHINA TECHFAITH WIRELESS COMMUNICATION
                               TECHNOLOGY LIMITED

                     Written Resolutions of the Shareholders
                          Pursuant to Article 43 of the
                     Articles of Association of the Company

We, being all of the shareholders of the Company entitled to receive notices of and attend and vote at general meetings of the Company, DO HEREBY ADOPT the following resolutions with immediate effect :-

RESOLVED THAT :-

1.       SALE AND PURCHASE AGREEMENT

         The sale and purchase agreement (the "SALE AND PURCHASE AGREEMENT") to be entered into between Mr. Dong Defu, Mr. Huo Baozhuang, Mr. He Changke, Mr, Liu Cangsong, Mr. Tan Wensheng, Mr. Wu Kebo, Mr. So Chong Keung, Mr. Ngan Iek, Capital Group Resources Limited, Mr. Chow Siu Hong, Modern Ray Limited, Financiere Natexis Singapore 2 Pte Ltd. as vendors (the "VENDORS"), Ms. Jacqui Tan and Mr. Shen Demin as warrantors and the Company as purchaser, relating to the purchase by the Company of the entire issued share capital in Techfaith Wireless Communication Technology Limited (the "SALE SHARES"), be and is hereby approved.

2.       CONSIDERATION

         In consideration of the sale by the Vendors of the Sale Shares, the Directors are hereby authorised to (i) allot and issue as fully paid an aggregate of 9,999 shares of US$1 each in the capital of the Company (the "CONSIDERATION SHARES") to the Vendors in the proportions as set out in Part B of Schedule 2 of the Sale and Purchase Agreement and (ii) to apply the reserves arising from the acquisition of the Sale Shares and allotment of the Consideration Shares in paying up in full the one existing share of US$1.00 each in the capital of the Company which as at the date of the Sale and Purchase Agreement has been issued nil paid to Mr. Dong Defu.



DATE:                           2004

[SHAREHOLDER'S SIGNATURE]

                                   SCHEDULE 5

                            FORM OF BOARD RESOLUTIONS

                     CHINA TECHFAITH WIRELESS COMMUNICATION
                               TECHNOLOGY LIMITED

    Minutes of a Meeting of the Board of Directors of the Company held at [ ]
    on [  ]                  2004 at           a.m/p.m.
    --------------------------------------------------------------------



PRESENT           :     [   ]   -   Chairman of the Meeting and Director

                        [   ]   -   Director

                        [   ]   -   Director

                        [   ]   -   Director



1        CHAIRMAN OF THE MEETING

         [Mr. Dong] acted as Chairman of the Meeting. The Chairman declared that the Meeting was quorate, validly convened and duly constituted.

2        DECLARATION OF INTERESTS

         Each director declared his interests (if any) in the transactions which were considered at the Meeting.

         It was noted that each of the Directors who had a personal interest, direct or indirect, in any of the transactions to be discussed at the Meeting, which he was required by the Articles of Association of the Company (the "ARTICLES OF ASSOCIATION") or by relevant legislation or otherwise to disclose, had disclosed his or her interest and that, such disclosure having been made, he was entitled by the terms of the Articles of Association to constitute part of the quorum of the Meeting and that his vote could be counted.

3        SALE AND PURCHASE AGREEMENT

3.1 The Chairman reported that it was proposed that the Company should acquire the entire issued share capital (the "SALE SHARES") in Techfaith Wireless Communication Technology Limited subject to the terms and conditions of the Sale and Purchase Agreement (as defined below).

3.2      There were tabled before the Meeting:

         (a) a draft sale and purchase agreement (the "SALE AND PURCHASE AGREEMENT") to be made between Mr. Dong Defu, Mr. Huo Baozhuang, Mr. He Changke, Mr, Liu Cangsong, Mr. Tan Wensheng, Mr. Wu Kebo, Mr. So Chong Keung, Mr. Ngan Iek, Capital Group Resources Limited, Mr. Chow Siu Hong, Modern Ray Limited, Financiere Natexis Singapore 2 Pte. Ltd. as vendors, Jacqui Tan and Shen Demin as warrantors and the Company as purchaser;

         (b) a share transfer form ("TRANSFER 1") in respect of 4,115 shares of Techfaith Wireless Communication Technology Limited to be executed by Mr. Dong Defu as the transferor and the Company as the transferee;

         (c) a share transfer form ("TRANSFER 2") in respect of 1,670 shares of Techfaith Wireless Communication Technology Limited to be executed by Mr. Huo Baozhuang as the transferor and the Company as the transferee;

         (d) a share transfer form ("TRANSFER 3") in respect of 335 shares of Techfaith Wireless Communication Technology Limited to be executed by Mr. He Changke as the transferor and the Company as the transferee;

         (e) a share transfer form ("TRANSFER 4") in respect of 1,665 shares of Techfaith Wireless Communication Technology Limited to be executed by Mr. Liu Cangsong as the transferor and the Company as the transferee;

         (f) a share transfer form ("TRANSFER 5") in respect of 815 shares of Techfaith Wireless Communication Technology Limited to be executed by Mr. Tan Wensheng as the transferor and the Company as the transferee;

         (g) a share transfer form ("TRANSFER 6") in respect of 300 shares of Techfaith Wireless Communication Technology Limited to be executed by Mr. Wu Kebo as the transferor and the Company as the transferee;

         (h) a share transfer form ("TRANSFER 7") in respect of 170 shares of Techfaith Wireless Communication Technology Limited to be executed by Mr. So Chong Keung as the transferor and the Company as the transferee;;

         (i) a share transfer form ("TRANSFER 8") in respect of 226 shares of Techfaith Wireless Communication Technology Limited to be executed by Mr. Ngan Iek as the transferor and the Company as the transferee;

         (j) a share transfer form ("TRANSFER 9") in respect of 254 shares of Techfaith Wireless Communication Technology Limited to be executed by Capital Group Resources Limited as the transferor and the Company as the transferee

         (k) a share transfer form ("TRANSFER 10") in respect of 200 shares of Techfaith Wireless Communication Technology Limited to be executed by Mr. Chow Siu Hong as the transferor and the Company as the transferee;

         (l) a share transfer form ("TRANSFER 11") in respect of 100 shares of Techfaith Wireless Communication Technology Limited to be executed by Modern Ray Limited as the transferor and the Company as the transferee;

         (m) a share transfer form ("TRANSFER 12") in respect of 150 shares of Techfaith Wireless Communication Technology Limited to be executed by Financiere Natexis Singapore 2 Pte Ltd. as the transferor and the Company as the transferee;

         (n) written resolutions (the "WRITTEN RESOLUTIONS") of the shareholders of the Company passed earlier today approving, among other matters, the Sale and Purchase Agreement.

4        RESOLUTIONS

4.1      IT WAS RESOLVED THAT :-

         (a) the acquisition of the Sale Shares would be in the best interests and commercial benefit of the Company and such acquisition be and the same is hereby approved;

         (b) the form and substance of the Sale and Purchase Agreement be and is hereby approved;

         (c) any one Director be and is hereby authorised to sign for and on behalf of the Company the Sale and Purchase Agreement and Transfers 1, 2, 3 ,4, 5, 6, 7, 8, 9, 10, 11 and 12;

         (d) any one Director be and is hereby authorised to sign any further documents incidental or ancillary to or in connection with each of the documents referred to in paragraph 3 above, and any one Director of the Company be and is hereby authorised to sign under the Common Seal of the Company which may be affixed to such further documents as he considers necessary, desirable or incidental to transactions contemplated by the Sale and Purchase Agreement;

         (e) any Director be and is hereby authorised to allot and issue as fully paid an aggregate of 9,999 shares of US$1.00 each in the capital of the Company (the "CONSIDERATION SHARES") to the Vendors in such proportions as set out in Part B of Schedule 2 of the Sale and Purchase Agreement;

         (f) any Director be and is hereby authorised to apply the share premium arising from the acquisition of the Sale Shares and allotment of the Consideration Shares in paying up in full the one existing share of US$1.00 each in the capital of the Company which as at the date of the Sale and Purchase Agreement has been issued nil paid to Mr. Dong Defu; and

         (g) any one Director be and is hereby authorised to approve any amendments to each of the documents referred to in this paragraph 4.1, such approval being conclusively evidenced by his signature on the relevant documents.

5        OTHER BUSINESS

         There being no further business, the Chairman declared the Meeting closed.





                                     -----------------------
                                     Chairman of the Meeting

  IN WITNESS whereof the parties hereto have executed this Agreement the day and year first above written.



  SIGNED by                          )
                                     )
  DONG DEFU                          )        /S/
                                      -------------------------
                                     )
  in the presence of:-               )

         /s/
  -----------------------------
  [CHINESE CHARACTERS]




  SIGNED by                          )
                                     )
  HUO BAOZHUANG                      )        /S/
                                      -------------------------
                                     )
  in the presence of:-               )


         /s/
  -----------------------------
  [CHINESE CHARACTERS]




  SIGNED by                          )
                                     )
  HE CHANGKE                         )        /S/
                                      -------------------------
                                     )
  in the presence of:-               )


         /s/
  -----------------------------
  [CHINESE CHARACTERS]



  SIGNED by                          )
                                     )
  LIU CANGSONG                       )        /S/
                                      -------------------------
                                     )
  in the presence of:-               )


         /s/
  -----------------------------
  [CHINESE CHARACTERS]

  SIGNED by                          )
                                     )
  TAN WENSHENG                       )        /S/
                                      -------------------------
                                     )
  in the presence of:-               )


         /s/
  -----------------------------
  [CHINESE CHARACTERS]





  SIGNED by                          )
                                     )
  WU KEBO                            )        /S/
                                      -------------------------
                                     )
  in the presence of:-               )


         /s/
  -----------------------------
  [CHINESE CHARACTERS]



  SIGNED by                          )
                                     )
  SO CHONG KEUNG                     )        /S/
                                      -------------------------
                                     )
  in the presence of:-               )


   Kelvin Wu
  -------------------------------
   40/F., Far East Finance Centre
  -------------------------------
   16 Harcourt Road, Hong Kong
  -------------------------------



  SIGNED by                          )
                                     )
  NGAN IEK                           )        /S/
                                      -------------------------
                                     )
  in the presence of:-               )


  Mark Wang
  -------------------------------
  40/F., Far East Finance Centre
  -------------------------------
  16 Harcourt Road, Hong Kong
  -------------------------------

  SIGNED  by   JACQUI TAN            )
                                     )
  for and on behalf of CAPITAL GROUP )
                                     )
  RESOURCES LIMITED                  )        /S/
                                     --------------------------
                                     )
  in the presence of:-               )

  Kelvin Wu (Witness)
  -------------------------------
  40/F., Far East Finance Centre
  -------------------------------
  16 Harcourt Road, Hong Kong
  -------------------------------



  SIGNED by                          )
                                     )
  CHOW SIU HONG                      )        /S/
                                      -------------------------
                                     )
  in the presence of:-               )


         /s/
  --------------------------------
  [CHINESE CHARACTERS]



  SIGNED  by   SHEN DEMIN            )
                                     )
  for and on behalf of MODERN RAY    )
                                     )
  LIMITED                            )        /S/
                                      -------------------------
                                     )
  in the presence of:-               )


         /s/
  --------------------------------
  [CHINESE CHARACTERS]




  SIGNED  by   GAEL DE BARMON        )
                                     )
  for and on behalf of FINANCIERE    )        /S/
                                      -------------------------
                                     )
  NATEXIS SINGAPORE 2 PTE LTD.       )
                                     )
  in the presence of:-               )


  Bernard Jacquin
  --------------------------------

  SIGNED by                            )
                                       )
  JACQUI TAN                           )        /S/
                                        -------------------------
                                       )
  in the presence of:-                 )


   Kelvin Wu (Witness)
   ------------------------------
   40/F., Far East Finance Centre
   ------------------------------
   16 Harcourt Road, Hong Kong
   ------------------------------




  SIGNED by                            )
                                       )
  SHEN DEMIN                           )        /S/
                                        -------------------------
                                       )
  in the presence of:-                 )



         /s/
  ---------------------------------
  [CHINESE CHARACTERS]

  [3rd Floor, M8 West
  Jiu Xian Qiao Dong Lu
  Chaoyang District
  Beijing]


  SIGNED  by   DONG DEFU               )
                                       )
  for and on behalf of CHINA TECHFAITH )
                                       )
  WIRELESS COMMUNICATION               )        /S/
                                        -----------------------
                                       )
  TECHNOLOGY LIMITED                   )
                                       )
  in the presence of:-                 )



         /s/
  ---------------------------------
  [CHINESE CHARACTERS]

  [3rd Floor, M8 West
  Jiu Xian Qiao Dong Lu
  Chaoyang District
  Beijing]